UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  February 25, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On February 25, 2008, FairPoint Communications, Inc. (the “Company”) entered into the fifth amendment (the “Fifth Amendment”) to the Company’s credit agreement (the “Credit Agreement”), dated February 8, 2005, among the Company, various lending institutions, Bank of America, N.A. (as syndication agent), CoBank, ACB and General Electric Capital Corporation (as co-documentation agents) and Deutsche Bank Trust Company Americas (as administrative agent), as amended, that is intended to accommodate the expected March 31, 2008 closing date of the proposed merger (the “Merger”) of Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), with and into the Company.  Among other things, the Fifth Amendment: (i) allows the Company to continue to make pre-closing expenditures related to the Merger during the three months ending March 31, 2008; (ii) provides accommodations for certain restructuring charges that the Company would incur if the Merger is not consummated; (iii) amends the interest coverage ratio maintenance covenant  to require the Company’s interest coverage ratio to be not less than 1.85:1.00 for any fiscal quarter ending after December 31, 2007 and on or prior to December 31, 2008, 2.50:1.00 for any fiscal quarter ending after December 31, 2008 and on or prior to December 31, 2009 and 2.75:1:00 for any fiscal quarter ending thereafter; (iv) amends the leverage ratio maintenance covenant to require the Company’s leverage ratio to not exceed 6.50:1.00 for any quarter ending after December 31, 2007 and on or prior to December 31, 2008, 5:00:1:00 for any fiscal quarter ending after December 31, 2008 and on or prior to December 31, 2009 and 4.50:1.00 for any fiscal quarter ending thereafter; (v) prohibits the Company from paying dividends on or repurchasing its common stock if (1) the Company’s total leverage ratio exceeds 4.50:1:00 (previously 5.00:1.00) on the dividend calculation date and/or (2) the Company’s cash on hand is less than $20 million (previously $10 million); (vi) provides for increased excess cash flow sweeps in an amount equal to 75% of the increase in the Company’s cumulative distributable cash as of the last day of each fiscal quarter, which shall be applied as a mandatory repayment of the principal amount of outstanding B term loans under the Credit Agreement (or an amount equal to 50%, if the Company’s leverage ratio is less than or equal to 5.00:1.00); (vii) provides for more restrictive negative covenants, minimum liquidity requirements and increased mandatory prepayments from proceeds of debt and equity issuances; (viii) provides for acceleration of the maturity of the borrowings under the Credit Agreement to June 30, 2009 if certain vendor debt incurred by the Company in connection with the Merger is outstanding as of such date and has a mandatory payment date on or prior to the maturity of the borrowings under the Credit Agreement as of such date; (ix) prohibits the Company from making any cash expenditures related to the Merger after March 31, 2008; provided that the Company may make cash expenditures not to exceed $20 million in the aggregate from the proceeds of equity issuances or if the Company has received a reimbursement obligation from a third party acceptable to its lenders and certain other conditions are satisfied; (x) provides for higher interest rate margins (3.00% on base rate loans and 4.00% on Eurodollar loans), a Eurodollar rate floor of 2.50% and call premiums payable during the two year period beginning on May 1, 2008 upon certain repayments of borrowings under the Credit Agreement, which provisions would become effective as of May 1, 2008 if the Credit Agreement has not been repaid in full on or prior to such date; and (xi) provides for higher interest rate margins (5.00% on base loans and 6.00% on Eurodollar loans), a Eurodollar rate floor of 3.25%, which provisions would become effective as of January 1, 2009 if the Credit Agreement has not been repaid in full on or prior to such date.  The Company paid the lenders an amendment fee of $1.7 million in connection with the Fifth Amendment.  The Company has also agreed to pay additional fees of 0.25%, 1.5% and 2.5% of the aggregate amount of all outstanding term loans and revolving commitments of the lenders outstanding on the effective date of the Fifth Amendment to the lenders under the Credit Agreement on April 1, 2008, May 1, 2008 and January 1, 2009, respectively, if the Credit Agreement is not repaid in full on or prior to such dates.

The Company anticipates that it will not be permitted to pay dividends on its common stock pursuant to the Credit Agreement as amended by the Fifth Amendment; provided that the Company would be permitted to declare a dividend at any time prior to April 30, 2008 so long as the payment of such dividend is expressly subject to the consummation of the Merger and related transactions and the Company has repaid in full all of the obligations owing under the Credit Agreement.

                The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment which is attached hereto as Exhibit 10.1.

Amendment to Merger Agreement

On February 25, 2008, the Company entered into Amendment No. 5 to Agreement and Plan of Merger (the “Merger Agreement Amendment”) with Verizon and Spinco, which amends the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Spinco, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, and Amendment No. 4 to Agreement and Plan of Merger, dated as of November 16, 2007, in each case, by and among the Company, Verizon and Spinco (the “Merger Agreement”).

                Among other things, the Merger Agreement Amendment: (i) provides for certain amendments which are required to reflect Verizon’s election of the alternative structure for the transactions contemplated by the Distribution Agreement (as described below) and (ii) extends the date on which any party may terminate the Merger Agreement to March 31, 2008, which date can be extended, by the mutual agreement of Verizon and the Company, for a 30-day period expiring on April 30, 2008 in order to obtain outstanding regulatory consents, and if such consents are not obtained by April 30, 2008, by mutual agreement of Verizon and the Company, for a 31-day period expiring on May 31, 2008.

                The foregoing description of the Merger Agreement Amendment is qualified in its entirety by reference to the Merger Agreement Amendment which is attached hereto as Exhibit 2.1.

Amendment to Distribution Agreement

On February 25, 2008, Verizon and Spinco entered into Amendment No. 4 to Distribution Agreement (the “Distribution Agreement Amendment”), which amends the Distribution Agreement, dated as of January 15, 2007, by and among Verizon and Spinco, as amended by Amendment No. 1 to Distribution Agreement, dated as of March 30, 2007, Amendment No. 2 to Distribution Agreement, dated as of June 28, 2007, and Amendment No. 3 to Distribution Agreement, dated as of July 3, 2007, in each case, by and among Verizon and Spinco (the “Distribution Agreement”), which provides, among other things, that Verizon will, pursuant to a series of restructuring transactions that will occur prior to the Merger, transfer or cause to be transferred by one or more of Verizon’s subsidiaries certain assets to Spinco and one or more of Spinco’s subsidiaries.

Among other things, the Distribution Agreement Amendment: (i) provides for certain amendments which are required to reflect the exercise by Verizon of its right under the Distribution Agreement to elect an alternative structure for the transactions contemplated by the Distribution Agreement and (ii) allocates to Spinco the responsibility for certain costs associated with the information statement prepared by Verizon.

The foregoing description of the Distribution Agreement Amendment is qualified in its entirety by reference to the Distribution Agreement Amendment which is attached hereto as Exhibit 2.2.

Amendment to Master Services Agreement

                On February 25, 2008, the Company entered into the Second Amendment to Master Services Agreement (the “MSA Amendment”) with Capgemini U.S. LLC (“Capgemini”), which amends the Master Services Agreement, dated as of January 15, 2007, by and between the Company and Capgemini, as amended by Amendment No. 1 to Master Services Agreement, dated as of July 6, 2007, by and between the Company and Capgemini (the “MSA”).

                Among other things, the MSA Amendment provides that the Company may defer certain payments owed to Capgemini under the MSA up to an aggregate of $30 million (the “Deferred Amounts”) as follows:

1.                                       any Deferred Amounts owed by the Company as of December 31, 2008 shall be paid in equal quarterly installments beginning on March 31, 2009 and ending on December 31, 2009; and

2.                                       commencing on April 1, 2008, the Company shall pay monthly interest at an annual rate of 6.25% on all Deferred Amounts.

                                                Notwithstanding anything to the contrary, the Company is required to pay all Deferred Amounts in full with interest within 30 days after the closing of the Merger.

                The foregoing description of the MSA Amendment is qualified in its entirety by reference to the MSA Amendment which is attached hereto as Exhibit 2.3.

Item 8.01 — Other Events

On February 25, 2008, the New Hampshire Public Utilities Commission (the “NHPUC”) issued an order (the “Order”) approving the Merger, subject to certain conditions.  The Order incorporates substantially all of the terms and conditions set forth in the stipulation (the “Stipulation”) filed with the NHPUC on January 23, 2008 by the Company, Verizon New England Inc. (“Verizon New England”) and certain of its affiliates, and the staff of the NHPUC, but deletes the requirement that Verizon provide a mechanism to defer certain fees for transition services and substitutes a requirement for Verizon to make cash payments to the Company in the event that access line losses during the first two years after the closing exceed specified levels.  The Order also imposes additional terms and conditions that were not included in the Stipulation.

The Stipulation was included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 24, 2008.

                The foregoing description of the Order is qualified in its entirety by reference to the full text of the Order which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                The Company has filed, and the Securities and Exchange Commission (“SEC”) has declared effective, a registration statement in connection with the Merger.  The Company urges investors to read this document and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

                This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1	Amendment No. 5 to Agreement and Plan of Merger, dated as of February 25, 2008, by and among FairPoint Communications, Inc.,Verizon Communications Inc. and Northern New England Spinco Inc.

2.2	Amendment No. 4 to Distribution Agreement, dated as of February 25, 2008, by and between Verizon Communications Inc. and Northern New England Spinco Inc.

2.3	Second Amendment to Master Services Agreement, dated as of February 25, 2008, by and between FairPoint Communications, Inc. and Capgemini U.S. LLC

10.1

Fifth Amendment to Credit Agreement, dated as of February 25, 2008, by and among FairPoint Communications, Inc., Bank of America, N.A., as syndication agent, CoBank, ACB and General Electric Capital Corporation, as co-documentation agents, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders party thereto

99.1	Order of the New Hampshire Public Utilities Commission dated February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
		Name:	John P. Crowley
		Title:	Executive Vice President and
Chief Financial Officer

Date: February 27, 2008